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                                                                   EXHIBIT 99.02
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                    OPTION AND REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                       UNITED STATES FILTER CORPORATION,

                FLORENCE E. STOCKDALE, JAMES TIMOTHY STOCKDALE,

             WILLIAM E. STOCKDALE III, JOHN CHRISTOPHER STOCKDALE,

                  MELODY S. WILLIAMSON AND KATHARINE S. PRICE


                                  DATED AS OF

                                AUGUST 10, 1995



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                    OPTION AND REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                       UNITED STATES FILTER CORPORATION,

                FLORENCE E. STOCKDALE, JAMES TIMOTHY STOCKDALE,

             WILLIAM E. STOCKDALE III, JOHN CHRISTOPHER STOCKDALE,

                  MELODY S. WILLIAMSON AND KATHARINE S. PRICE

                                  DATED AS OF

                                AUGUST 10, 1995

                               TABLE OF CONTENTS

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                                                                                      PAGE
                                                                                      ----
 1.  Certain Definitions.............................................................   3
 2.  Restrictions on Transferability.................................................   3
 3.  Restrictive Legends.............................................................   4
 4.  Notice of Proposed Transfers....................................................   4
 5.  Demand Registration.............................................................   5
 6.  Underwriting....................................................................   5
 7.  Company Registration............................................................   6
 8.  Expenses of Registration........................................................   6
 9.  Indemnification.................................................................   7
10.  Obligations of the Company......................................................   8
11.  Information by Holder...........................................................   9
12.  Securities Law Compliance.......................................................   9
13.  Standoff Agreement..............................................................   9
14.  Rule 144 Requirements...........................................................   9
15.  Put Right and Call Offer........................................................  10
16.  Investment Representation.......................................................  11
17.  Amendment.......................................................................  11
18.  Notices.........................................................................  11
19.  Transferability.................................................................  12
20.  Governing Law...................................................................  12
21.  Severability....................................................................  12
22.  Counterparts....................................................................  12

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                   OPTION AND REGISTRATION RIGHTS AGREEMENT

  This Option and Registration Rights Agreement ("Agreement") is entered into as of August 10, 1995 by and among United States Filter Corporation, a Delaware corporation (the "Company"), Florence E. Stockdale, James Timothy Stockdale, William E. Stockdale III, John Christopher Stockdale, Melody S. Williamson and Katharine S. Price with reference to the shares of Common Stock, $.01 par value (the "Common Stock"), of the Company.

  1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

    "Commission" means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

    "Common Shares" means the 334,626 shares of Common Stock issued pursuant to the Asset Purchase Agreement dated as of August 10, 1995 among U.S. Filter/Ionpure, Inc., a Massachusetts corporation, the Purchasers and Continental H\\2\\O Services, Inc., an Illinois corporation, as that number shall be adjusted for adjustments to the purchase price pursuant thereto and for stock splits, stock dividends, combinations, mergers or similar recapitalizations on or after the date hereof (the "Purchase Agreement").

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "Holder" means (i) the Purchasers, and (ii) any permitted assignee or transferee of one or more of the Purchasers.

    "Purchasers" means Florence E. Stockdale, James Timothy Stockdale, William E. Stockdale III, John Christopher Stockdale, Melody S. Williamson and Katharine S. Price.

    "Registrable Securities" means the Common Shares; provided, however, that Common Shares shall be treated as Registrable Securities only if and so long as they have not been (i) sold in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

    "Register", "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement pursuant to the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

    "Registration Expenses" means all expenses incurred by the Company in complying with Sections 5, 7 and 10 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

    "Restricted Securities" shall mean the Common Shares of the Company required to bear the legend set forth in paragraph (a) of Section 3 hereof.

    "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, as in effect at the time, or any successor rule or regulation.

    "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders.

  2. Restrictions on Transferability. The Common Shares may be sold, assigned, transferred or pledged only in accordance with the conditions specified in this Agreement. Each Holder will cause any proposed

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purchaser, assignee, transferee or pledgee of Common Shares which would also be deemed a Holder to agree to take and hold such Common Shares subject to the provisions of this Agreement, including, without limitation, the restrictions contained in Sections 12 and 13 hereof, as if they applied by their terms to all Holders in their individual capacities, and shall furnish the Company with copies of all transfer, assignment or pledge documents.

  3. Restrictive Legends.

  (a) Each certificate or instrument representing Common Shares or any securities issued in respect of the Common Shares upon any stock split, stock dividend, recapitalization, merger or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) bear the following legend:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHO MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

  (b) Each certificate or instrument representing Common Shares shall also bear the following legend:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT BETWEEN CERTAIN STOCKHOLDERS AND THE CORPORATION WHICH INCLUDES RESTRICTIONS ON CERTAIN SALES OF THE SECURITIES AND AN OPTION TO PURCHASE THE SECURITIES BY THE COMPANY. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF UNITED STATES FILTER CORPORATION.

  (c) Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Common Shares in order to implement the restrictions on transfer established in this Agreement. The legend placed on any certificate pursuant to Section 3(a) and any notations or instructions with respect to the Common Shares represented by such certificate will be promptly removed, and the Company will promptly issue a certificate without such legend to the Holder of such Common Shares (i) if such Common Shares are registered under the Securities Act in connection with a sale of such Common Shares and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (ii) if the Holder thereof satisfies the requirements of Rule 144(k), or (iii) if the Holder provides the Company with an unqualified written opinion of legal counsel for the Holder of the Common Shares, both such counsel and such opinion being reasonably satisfactory to the Company, to the effect that a sale, transfer or assignment of the Common Shares, may be made without registration under the Securities Act.

  4. Notice of Proposed Transfers. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such Holder's expense by either (i) such unqualified written opinion of legal counsel reasonably satisfactory to the Company, certificates and other information as the Company may reasonably require to confirm that the transfer complies with the restrictions provided for in the legend contemplated by Section 3(a) or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of its notice to the Company. The Company will not require such a legal opinion or "no action" letter in any transaction which complies with Rule 144. Each certificate evidencing the

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Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3(a) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Holder and the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

  5. Demand Registration. If the Company shall receive from one or more Purchasers a written request that the Company effect any registration with respect to at least 200,000 shares of Registrable Securities, the Company will:

  (a) promptly give written notice of the proposed registration to all other Holders; and

  (b) file a registration statement (on Form S-3 or successor form) with the Commission within 120 days after the initiating Purchaser's request and use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities
Act) as would permit or facilitate the sale and distribution of such Registrable Securities as are specified in such request, together with all Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 30 days after receipt of such written notice from the Company;

  Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5:

    (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

    (ii) If, at such time as a request for registration pursuant to this
  Section 5 is pending, the Company has already effected one such registration pursuant to this Section 5, and such registration has been declared or ordered effective;

    (iii) During the period starting with the date 60 days prior to the filing of, and ending on a date three months following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); or

    (iv) In the circumstances set forth in Section 10(b).

  6. Underwriting. The right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in any underwriting arrangements required by the Holders pursuant to this Section 6. If the initiating Purchaser proposes to distribute such Purchaser's Registrable Securities pursuant to Section 5 hereof by means of an underwritten public offering, the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form satisfactory to the Company and the participating Holders with the managing underwriter selected for such underwriting by the participating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of Section 5, if the managing underwriter advises the participating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all participating Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that the Holders shall not be required to limit the Registrable Securities to be included unless and until the Company, if applicable, and all of the registrable shares of all other security holders of the Company with piggyback registration rights have been excluded from such registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.


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

  If any participating Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the participating Holders. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 6.

  7. Company Registration.

  (a) Notice of Registration. Subject to Section 10(b) hereof, if, at any time or from time to time, the Company shall determine to register any of its Common Stock, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to a Securities Act Rule 145 transaction, the Company will (i) promptly give to each Holder written notice thereof, and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and (subject to this Section 7) in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder within 30 days after its receipt of such written notice from the Company; provided, however, that in no event shall the Holders have the right, unless the Company or the security Holders exercising their demand registration rights, if applicable, otherwise agree, to include in such registration Registrable Securities amounting to more than 10% of the total number (or total value, according to the respective offering prices) of all securities to be included in such registration.

  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to
Section 7(a)(i). In such event the right of any Holder to registration pursuant to this Section 7 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute all or a portion of their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the Holders who have demanded such registration). Notwithstanding any other provision of this Section 7, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 7, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting by such Holders and such other holders shall be reduced by the number of shares determined by the managing underwriter not to be included in such registration, such cutback to be allocated among all Holders and other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities held by such other holders. If any Holder or other holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

  8. Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 5 or 7 shall be borne by the Company, provided, however, that the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to
Section 5, the request of which has been subsequently withdrawn by the Holders, in which event the Holders of Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of Registrable Securities to have been registered. Unless otherwise stated, all other Selling Expenses relating to

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securities registered on behalf of the Holders shall be borne by the Holders of the Registrable Securities pro rata on the basis of the number of shares so registered.

  9. Indemnification.

  (a) The Company will indemnify each Holder, each of its officers, directors, partners, employees and agents and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any other federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, employees and agents and each person controlling such Holder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder or controlling person.

  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder.

  (c) Each party entitled to indemnification under this Section 9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

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

  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, then, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement; and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  10. Obligations of the Company.

  (a) Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

    (i) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its diligent best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

    (ii) Prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary (A) to update and keep such registration statement effective as provided in Section 10(a)(i) above, (B) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and (C) to reflect a modification in the manner of distribution of the Registrable Securities and, to the extent that such distribution is modified to employ an underwriter, to amend the registration statement in the manner required by such underwriter. Notwithstanding anything else to the contrary contained herein, the Company shall not be required to disclose in any prospectus prepared pursuant to Section 5 or 7 hereof any confidential information concerning pending events, transactions or conditions not otherwise required to be disclosed by applicable securities laws.

    (iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

    (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless it is already subject to such jurisdiction.

    (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

    (vi) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which the prospectus is used.

  (b) The Company shall not be obligated to effect a registration under
Section 5 or include any Holder in a registration as provided in Section 7 if, within 90 days after an initiating Purchaser's request under Section 5 or at any time prior to the filing of a registration statement as contemplated in
Section 7, the Company shall have delivered to the initiating Purchaser making the written request under Section 5 or to the Holders making requests under
Section 7, as the case may be, a written opinion, reasonably satisfactory to such initiating Purchaser or to the Holders of a majority of the Registrable Securities requested to be included in a registration pursuant to Section 7, of Kirkpatrick & Lockhart, LLP or other legal counsel reasonably satisfactory to such respective persons, to the effect that the Registrable Securities which are the subject of the request under Section 5 or which would otherwise be included in the registration as contemplated by Section 7 may be sold without registration and without compliance with paragraphs (c), (e), (f) or
(h) of Rule 144.

  11. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

  12. Securities Law Compliance.

  (a) The Holder or Holders of Registrable Securities included in any registration pursuant to this Agreement covenant that they will comply with the Securities Act and with the Exchange Act with respect to any such registration, recognizing that under certain circumstances set forth in
Section 10(a)(vi) hereof, the Company may notify such Holder or Holders that the registration statement is not then current.

  (b) The Holders agree that, immediately upon receipt of a notification as referred to in subparagraph (a) of this Section 12, they will refrain from selling Registrable Securities under a registration statement filed pursuant to Sections 5 or 7 of this Agreement until (i) subsequently notified by the Company that the registration is current or (ii) receipt of a favorable opinion of counsel as hereinbelow provided. The Company agrees that it will consult with the Holders following the giving of any such notification, and that in the event the Holders are of the view that their securities could be sold in compliance with the Securities Act and the Exchange Act without disclosure of the nonpublic information which is the subject of the notification, the parties hereto agree to be bound by an opinion of Kirkpatrick & Lockhart, LLP or other counsel reasonably satisfactory both to a majority of the Holders and to the Company as to whether such sales can be made without violation of the Securities Act or the Exchange Act.

  13. Standoff Agreement. Each Holder agrees in connection with any registration of the Company's securities that, upon request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration), except in a private sale or transfer, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

  14. Rule 144 Requirements. The Company agrees to:

  (a) comply with the requirements of Rule 144(c) with respect to current public information about the Company;

  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and


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

  (c) furnish to any Holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the requirements of Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing itself to sell any such securities without registration.

  15. Put Right and Call Offer.

  (a) Subject to Section 15(b) below, each Purchaser shall have the right to sell (a "Put Right") during the Put Right Exercise Period (as defined below), and upon exercise of that right the Company shall purchase, all or any portion of the Common Shares then owned by such Purchaser at a purchase price per share equal to 100% of the Average Specified Price during the Put Right Exercise Period (as defined below). If the Put Right is not duly exercised during the Put Right Exercise Period, it shall expire at the end of the Put Right Exercise Period. A Put Right may be exercised only once by each Purchaser.

  (b) The Company may offer to purchase from each Purchaser or from all of the Purchasers (a "Call Offer") during the Call Offer Period all or any portion of the Common Shares then owned by such Purchasers at a purchase price equal to 110% of the Average Specified Price (as defined below). The Purchasers may, at their option, accept such Call Offer upon written notice delivered to the Company within twenty business days after notice of the Call Offer is given to the Purchasers. If any Purchaser does not duly accept the Call Offer in accordance with the terms of the Call Offer and this Agreement, or if any such Purchaser accepts the Call Offer but subsequently does not sell to the Company the Common Shares agreed to be sold by such Purchaser to the Company within the period provided for in this Section 15, then both the Call Offer and all rights of the Purchasers under Section 15(a) with respect to the shares subject to such Call Offer shall then immediately expire and be of no further force and effect.

  (c) The "Average Specified Price" for each Common Share subject to a Put Right or a Call Offer shall be $20.91875, which is equal the average of the closing price for a Common Share as reported by the New York Stock Exchange for each of the twenty trading days ending on the fifth to the last trading day preceding the date of this Agreement. The "Put Right Exercise Period" shall be the 30-day period commencing on the first anniversary date of this Agreement. The "Call Offer Period" shall be the one-year period commencing on the date of this Agreement. A Put Right may be exercised and a Call Offer may be made only by written notice to the Company or the Purchasers, as the case may be, and such notice shall contain the number of Common Shares to be purchased and the identity of the Purchaser selling such Common Shares. The purchase price payable upon purchase and sale of the Common Shares subject to a Put Right or Call Offer hereunder shall be paid in cash on the Closing Date (as defined below).

  (d) In the event that a Put Right is exercised or a Call Offer is made with reference to Common Shares that are held in escrow pursuant to that certain Indemnity Escrow Agreement dated the date hereof among the Company, the Purchasers, Chicago Title and Trust Company (or successor trustee; "Escrow Agent"), and Continental H\\2\\O Service, Inc., an Illinois corporation (the "Indemnity Escrow Agreement"), then all proceeds payable upon the purchase and sale of the Common Shares subject to such Put Right or Call Offer shall be delivered to the Escrow Agent to be held in Trust under the terms of the Indemnity Escrow Agreement; provided, however, that if a Call Offer is made with reference to Common Shares in Trust under the Indemnity Escrow Agreement, then only so much of the proceeds thereof that equals 100% of the Average Specified Price for such shares shall be delivered to the Escrow Agent to be held in Trust under the terms of the Indemnity Escrow Agreement and the remaining net proceeds thereof shall be distributed to the Purchasers on a Pro Rata Basis (as defined in the Purchase Agreement).

  (e) In the event of an exercise of a Put Right or the making of a Call Offer, the parties to such transaction shall mutually determine a closing date (a "Closing Date") which shall not be more than 30 days, subject to any applicable regulatory waiting periods, after the date the Put Right is exercised or Call Offer is made, as the case may be, or if any such day is not a business day, then the first business day thereafter. Such closing ("Closing") shall be held at 11:00 a.m., local time, at the principal executive office of the Company, or at such other time or place as the parties may agree. On the Closing Date of a purchase of Common Shares pursuant to this Section, the Purchasers shall deliver to the Company certificates, with stock powers duly endorsed in blank, representing the Common Shares to be purchased. In addition, if the person selling the Shares is the personal representative of a deceased Purchaser, the personal representative shall also deliver to the Company (i) copies of letters testamentary or letters of administration evidencing his appointment and qualification, (ii) a certificate issued by the Internal Revenue Service pursuant to Section 6325 of the Internal Revenue Code of 1986, as amended (the "Code"), discharging the Common Shares being sold from liens imposed by the Code (or, if it is not possible to obtain such certificate by the Closing Date, the sale of such Common Shares may be consummated and the proceeds placed in escrow pending receipt thereof), and
(iii) an estate tax waiver issued by the state of the decedent's domicile.

  16. Investment Representation. Each Purchaser represents and warrants to the Company that he or she is acquiring the Common Shares for investment only and not with a view to or in connection with any resale or distribution of the Common Shares, and hereby affirms that he or she has no present intention of making any sale, assignment, pledge, gift, transfer or other disposition of the Common Shares or any interest therein. Each Purchaser represents and warrants to the Company that, either (i) his or her current personal net worth, including that of his or her spouse, exceeds $1,000,000, or (ii) (A) his or her total individual income, in each of calendar year 1993 and 1994 exceeded $200,000 or total joint income with his or her spouse in each of those years exceeded $300,000, and (B) he or she reasonably expects that his or her total individual income for calendar year 1995 will exceed $200,000 or that his or her total joint income with his or her spouse for calendar year 1995 will exceed $300,000.

  17. Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding and held by Holders. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

  18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, courier service, United States mail or by facsimile, addressed as follows:

  (i)  if to the Corporation, to:

       United States Filter Corporation
       73-710 Fred Waring Drive
       Suite 222
       Palm Desert, CA 92260, U.S.A.
       Attn: Chief Executive Officer
       Telecopy: 619-341-9368

       with a copy to:

       Donald L. Bergmann, Esq.
       Vice President and General Counsel
       United States Filter Corporation
       110 Washington Avenue
       North Haven, CT 06473
       Telecopy: 203-234-0171

 (ii) if to Purchasers, to:

      Mr. James Timothy Stockdale
      2660 South 17th Avenue
      Broadview, IL 60153
      Telecopy: 708-345-8006

or to such other address of a party of which such party has given notice to the other parties pursuant to this Section.

  19. Transferability. Notwithstanding any provision contained in this Agreement to the contrary, it is acknowledged and agreed by the Purchasers that their respective rights and benefits under Section 15 are rights and benefits personal to the Purchasers and may not be assigned or transferred to or held for the benefit of any other person, other than by will and by operation of intestate distribution law, including the laws of descent and distribution.

  20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws (other than those with respect to choice of law) of the State of Delaware. Each of the parties hereto agrees that all claims in any action or proceeding arising out of or related to this Agreement may be heard and determined in any Delaware state court or federal court sitting in the State of Delaware.

  21. Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

  22. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          UNITED STATES FILTER CORPORATION

                                          By:  /s/ John S. Swartley
                                            ___________________________________

                                            /s/ Florence E. Stockdale
                                          _____________________________________
                                          Florence E. Stockdale

                                            /s/ James Timothy Stockdale
                                          _____________________________________
                                          James Timothy Stockdale

                                            /s/ William E. Stockdale III
                                          _____________________________________
                                          William E. Stockdale III

                                            /s/ John Christopher Stockdale
                                          _____________________________________
                                          John Christopher Stockdale

                                            /s/ Melody S. Williamson
                                          _____________________________________
                                          Melody S. Williamson

                                            /s/ Katharine S. Price
                                          _____________________________________
                                          Katharine S. Price